Supplemental Financial Information December 31, 2021 Exhibit 99.2

Table of Contents OVERVIEW 03 About Host Hotels & Resorts 04 Analyst Coverage 05 Forward-Looking Statements 06 All Owned Hotel Pro Forma Operating Statistics and Results and Non-GAAP Financial Measures 07 PROPERTY LEVEL DATA 08 All Owned Hotels (Pro Forma) Results by Location in Nominal US$ 09 Top 40 Hotels (Pro Forma) by Total RevPAR for the Year Ended December 31, 2021 17 CAPITALIZATION 19 Comparative Capitalization  20 Consolidated Debt Summary as of December 31, 2021 and 2020 21 Consolidated Debt Maturity as of December 31, 2021 22 Ground Lease Summary as of December 31, 2021 23 Property Transactions 24 Historical Pro Forma Results  25 FINANCIAL COVENANTS 28 Credit Facility Amendments 29 Credit Facility and Senior Notes Financial Performance Tests 30 Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio 31 Reconciliation of GAAP Interest Coverage Ratio to Credit Facility Unsecured Interest Coverage Ratio  32 Reconciliation of GAAP Interest Coverage Ratio to Credit Facility Fixed Charge Coverage Ratio 33 Reconciliation of GAAP Indebtedness Test to Senior Notes Indenture Indebtedness Test 34 Reconciliation of GAAP Secured Indebtedness Test to Senior Notes Indenture Secured Indebtedness Test 35 Reconciliation of GAAP Interest Coverage Ratio to Senior Notes Indenture EBITDA-to-Interest Coverage Ratio  36 Reconciliation of GAAP Assets to Indebtedness Test to Senior Notes Unencumbered Assets to Unsecured Indebtedness Test 37 NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION 38 All Owned Hotel Pro Forma Operating Statistics and Results 39 Non-GAAP Financial Measures 39

OVERVIEW PROPERTY LEVEL DATA CAPITALIZATION COVID-19 DATA NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION

About host Hotels & Resorts Premier US LODGING REIT LUXURY & UPPER UPSCALE CONSOLIDATED HOTELS PORTFOLIO(2) 80 44,400 20 Hotels Rooms TOP US MARKETS S&P 500 $12.5 BILLION $16.8 BILLION COMPANY Market Cap(1) ENTERPRISE VALUE(1) Based on market cap as of December 31, 2021. See Comparative Capitalization for calculation. At February 16, 2022.

Analyst Coverage The Company is followed by the analysts listed above.  Please note that any opinions, estimates or forecasts regarding the Company’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of the Company or its management.  The Company does not by its reference above imply its endorsement of or concurrence with any of such analysts’ information, conclusions or recommendations. BAIRD Mike Bellisario 414-298-6130 mbellisario@rwbaird.com DEUTSCHE BANK SECURITIES Chris Woronka 212-250-9376 Chris.Woronka@db.com RAYMOND JAMES & ASSOCIATES Bill Crow 727-567-2594 Bill.crow@raymondjames.com BANK OF AMERICA MERRILL LYNCH Shaun Kelley 646-855-1005 shaun.kelley@baml.com EVERCORE ISI Richard Hightower 212-752-0886 rhightower@evercoreisi.com SMBC NIKKO SECURITIES AMERICA, INC. Richard Anderson 646-521-2351 randerson@smbcnikko-si.com BARCLAYS CAPITAL Anthony Powell 212-526-8768 anthony.powell@barclays.com GOLDMAN SACHS & CO. Stephen Grambling 212-902-7832 Stephen.Grambling@gs.com STIFEL, NICOLAUS & CO. Simon Yarmak 443-224-1345 yarmaks@stifel.com BMO CAPITAL MARKETS Ari Klein 212-885-4103 ari.klein@bmo.com GREEN STREET ADVISORS Chris Darling 949-640-8780 cdarling@greenst.com TRUIST C. Patrick Scholes 212-319-3915 Patrick.scholes@suntrust.com CAPITAL ONE SECURITIES Neil Malkin 571-633-8191 neil.malkin@capitalone.com JEFFERIES David Katz 212-323-3355 dkatz@jefferies.com UBS SECURITIES LLC Robin Farley 212-713-2060 Robin.farley@ubs.com CITI INVESTMENT RESEARCH Smedes Rose 212-816-6243 smedes.rose@citi.com J.P. MORGAN SECURITIES Joe Greff 212-622-0548 Joseph.greff@jpmorgan.com WELLS FARGO SECURITIES LLC Dori Kesten 617-603-4233 dori.kesten@wellsfargo.com COMPASS POINT RESEARCH & TRADING, LLC Floris van Dijkum 646-757-2621 fvandijkum@compasspointllc.com MORGAN STANLEY & CO. Thomas Allen 212-761-3356  Thomas.Allen@morganstanley.com

ABOUT HOST HOTELS & RESORTS Host Hotels & Resorts, Inc., herein referred to as “we,” “Host Inc.,” or the “Company,” is a self-managed and self-administered real estate investment trust that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P. (“Host LP”), of which we are the sole general partner. When distinguishing between Host Inc. and Host LP, the primary difference is approximately 1% of the partnership interests in Host LP held by outside partners as of December 31, 2021, which is non-controlling interests in Host LP in our consolidated balance sheets and is included in net (income) loss attributable to non-controlling interests in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K. Forward-Looking Statements This supplemental information contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements which include, but may not be limited to, our expectations regarding the impact of the COVID-19 pandemic on our business, the recovery of travel and the lodging industry and 2022 estimates with respect to our business, are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the duration and scope of the COVID-19 pandemic and its short and longer-term impact on the demand for travel, transient and group business, and levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic, including limiting or banning travel or the size of gatherings; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies, travel, and economic activity, including the duration and magnitude of its impact on unemployment rates, business investment and consumer discretionary spending; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in U.S. markets where we own hotels and a worsening of economic conditions or low levels of economic growth in these markets; the effects of steps we and our hotel managers take to reduce operating costs in response to the COVID-19 pandemic; other changes (apart from the COVID-19 pandemic) in national and local economic and business conditions and other factors such as natural disasters and weather that will affect occupancy rates at our hotels and the demand for hotel products and services; the impact of geopolitical developments outside the U.S. on lodging demand; volatility in global financial and credit markets; operating risks associated with the hotel business; risks and limitations in our operating flexibility associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; risks associated with our relationships with property managers and joint venture partners; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; the effects of hotel renovations on our hotel occupancy and financial results; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; risks associated with our ability to complete acquisitions and develop new properties and the risks that acquisitions and new developments may not perform in accordance with our expectations; our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes; risks associated with our ability to effectuate our dividend policy, including factors such as operating results and the economic outlook influencing our board’s decision whether to pay further dividends at levels previously disclosed or to use available cash to make special dividends; and other risks and uncertainties associated with our business described in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this supplemental presentation is as of February 16, 2022, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. overview

To facilitate a quarter-to-quarter comparison of our operations, we typically present certain operating statistics (i.e., Total RevPAR, RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, hotel EBITDA and associated margins) for the periods included in this supplemental information on a comparable hotel basis in order to enable our investors to better evaluate our operating performance (discussed in “Hotel Property Level Operating Results”). However, due to the COVID-19 pandemic and its effects on operations, there is little comparability between periods. For this reason, we temporarily are suspending our comparable hotel presentation and instead present hotel operating results for all consolidated hotels and, to facilitate comparisons between periods, we are presenting results on a pro forma basis, including the following adjustments: (1) operating results are presented for all consolidated hotels owned as of December 31, 2021, but do not include the results of operations for properties sold through the reporting date; and (2) operating results for acquisitions as of December 31, 2021 are reflected for full calendar years, to include results for periods prior to our ownership. For these hotels, since the year-over-year comparison includes periods prior to our ownership, the changes will not necessarily correspond to changes in our actual results. See the Notes to Supplemental Financial Information for further information on these pro forma statistics and the limitations on their use. Included in this supplemental information are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP (U.S. generally accepted accounting principles), within the meaning of applicable SEC rules. They are as follows: (i) EBITDA (for both the Company and hotel level), (ii) EBITDAre and Adjusted EBITDAre, (iii) Net Operating Income (NOI) and (iv) All Owned Hotel Pro Forma Operating Statistics and Results. Also included are reconciliations to the most directly comparable GAAP measures. See the Notes to Supplemental Financial Information for definitions of these measures, why we believe these measures are useful and limitations on their use. Also included in this supplemental information is our leverage ratio, unsecured interest coverage ratio and fixed charge coverage ratio, calculated in accordance with our credit facility, along with our EBITDA to interest coverage ratio, indenture indebtedness test, indenture secured indebtedness test, and indenture unencumbered assets to unsecured indebtedness test, calculated in accordance with our senior notes indenture covenants. Included with these ratios are reconciliations calculated in accordance with GAAP. See the Notes to Supplemental Financial Information for information on how these supplemental measures are calculated, why we believe they are useful and limitations on their use. All Owned Hotel Pro Forma Operating Statistics and Results and Non-GAAP Financial Measures

Overview Property level data capitalization Covid-19 data NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION

ALL OWNED HOTELS (PRO FORMA) RESULTS BY LOCATION IN NOMINAL US$

HOST HOTELS & RESORTS

(UNAUDITED, IN MILLIONS, EXCEPT HOTEL STATISTICS AND PER ROOM BASIS)

	Quarter ended December 31, 2021								
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR (1)	Total revenues	Total Revenues per Available Room (2)	Hotel Net Income	Hotel EBITDA (3)
Maui/Oahu	4	2,007	$527.16	74.1%	$390.37	$111.7	$605.32	$24.8	$39.1
Jacksonville	1	446	463.81	66.2	307.26	27.7	674.17	7.0	10.2
Miami	3	1,276	532.47	64.2	342.06	63.3	523.37	16.0	22.2
Florida Gulf Coast	5	1,850	381.12	59.8	228.07	80.3	472.20	15.2	26.4
Phoenix	4	1,822	351.10	72.4	254.15	89.4	533.26	24.8	35.9
Los Angeles/Orange County	3	1,067	259.39	62.7	162.73	25.4	258.96	0.4	4.2
Orlando	2	2,448	443.69	41.5	184.28	76.0	337.70	12.3	24.6
Austin	2	767	269.59	69.4	186.99	21.5	304.02	2.9	9.0
Philadelphia	2	810	193.17	77.1	148.92	17.5	235.12	2.6	5.2
San Diego	3	3,288	233.02	60.4	140.85	76.7	253.78	6.7	21.6
Atlanta	2	810	164.89	70.3	115.89	13.4	180.31	3.4	4.7
Northern Virginia	2	916	194.01	61.4	119.16	16.8	199.80	3.1	4.5
Houston	5	1,942	164.16	58.6	96.20	22.9	135.32	1.5	6.2
New York	3	4,261	274.12	52.4	143.72	81.5	207.84	(4.5)	6.4
San Antonio	2	1,512	158.61	63.8	101.24	20.0	144.11	4.2	8.5
Chicago	4	1,816	180.45	59.1	106.70	24.0	143.91	0.9	6.0
Washington, D.C. (CBD) (4)	5	3,238	200.64	43.5	87.34	37.1	124.51	(5.2)	3.2
Denver	3	1,340	156.62	49.1	76.97	13.2	106.82	(0.4)	2.5
Boston	3	2,715	197.82	62.1	122.77	36.3	145.26	0.3	6.3
New Orleans	1	1,333	176.86	54.7	96.81	17.4	141.52	2.6	5.3
San Francisco/San Jose	6	4,162	170.71	53.4	91.10	48.0	125.30	(18.9)	(2.0)
Seattle	2	1,315	171.61	46.4	79.56	12.7	104.93	(5.2)	(1.5)
Other	9	2,932	252.77	54.6	138.12	53.6	198.65	8.5	15.8
Other property level (5)						3.5		3.8	3.8
Domestic	76	44,073	264.36	57.4	151.86	989.9	243.66	106.8	268.1
International	5	1,499	98.32	49.5	48.66	9.8	71.32	(1.4)	0.9
All Locations – Nominal US$	81	45,572	$259.63	57.2%	$148.46	$999.7	$237.98	$105.4	$269.0
Severance reversal at hotel properties						—		—	4.9
Pro forma adjustments (6)						(1.3)		—	(3.6)
Gain on sale of property and corporate level income/expense						—		217.6	271.0
Total	81	45,572	—	—	—	$998.4	—	$323.0	$541.3

(1) RevPAR is the product of the average daily room rate charged and the average daily occupancy achieved.
(2) Total Revenues per Available Room ("Total RevPAR") is a summary measure of hotel results calculated by dividing the sum of room, food and beverage and other ancillary service revenue by room nights available to guests for the period. It includes ancillary revenues not included within RevPAR.
(3) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected below in "gain on sale of property and corporate level income/expense." Refer to the table below for reconciliation of net income to EBITDA by location.
(4) CBD refers to the central business district.
(5) Other property level includes certain ancillary revenues.
(6) Pro forma adjustments represent the following items: (i) the elimination of results of operations of our sold hotels, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations and (ii) the addition of results for periods prior to our ownership for hotels acquired as of December 31, 2021. The AC Hotel Scottsdale North is a new development hotel located in Phoenix that opened in January 2021 and the Laura Hotel in Houston re-opened under new management in November 2021. Therefore, no adjustments were made for results of these hotels for periods prior to their openings.

9

ALL OWNED HOTELS (PRO FORMA) RESULTS BY LOCATION IN NOMINAL US$

HOST HOTELS & RESORTS

(UNAUDITED, IN MILLIONS, EXCEPT HOTEL STATISTICS AND PER ROOM BASIS)

	Quarter ended December 31, 2021								
Location	No. of Properties	No. of Rooms	Hotel Net Income	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Plus: Severance (reversal) at hotel properties	Plus: Pro Forma Adjustments	Equals: Hotel EBITDA
Maui/Oahu	4	2,007	$24.8	$14.3	$ —	$ —	$ —	$ —	$39.1
Jacksonville	1	446	7.0	3.2	—	—	—	—	10.2
Miami	3	1,276	16.0	6.2	—	—	—	—	22.2
Florida Gulf Coast	5	1,850	15.2	11.6	—	—	(0.4)	—	26.4
Phoenix	4	1,822	24.8	11.2	—	—	(0.1)	—	35.9
Los Angeles/Orange County	3	1,067	0.4	4.1	—	—	—	(0.3)	4.2
Orlando	2	2,448	12.3	12.3	—	—	—	—	24.6
Austin	2	767	2.9	1.3	—	—	—	4.8	9.0
Philadelphia	2	810	2.6	2.6	—	—	—	—	5.2
San Diego	3	3,288	6.7	15.3	—	—	(0.4)	—	21.6
Atlanta	2	810	3.4	2.3	—	—	—	(1.0)	4.7
Northern Virginia	2	916	3.1	2.3	—	—	—	(0.9)	4.5
Houston	5	1,942	1.5	4.9	—	—	(0.2)	—	6.2
New York	3	4,261	(4.5)	14.2	—	—	(3.3)	—	6.4
San Antonio	2	1,512	4.2	4.3	—	—	—	—	8.5
Chicago	4	1,816	0.9	5.2	—	—	(0.1)	—	6.0
Washington, D.C. (CBD)	5	3,238	(5.2)	8.8	—	—	(0.4)	—	3.2
Denver	3	1,340	(0.4)	2.9	—	—	—	—	2.5
Boston	3	2,715	0.3	5.9	—	—	0.1	—	6.3
New Orleans	1	1,333	2.6	2.7	—	—	—	—	5.3
San Francisco/San Jose	6	4,162	(18.9)	16.7	—	—	0.1	0.1	(2.0)
Seattle	2	1,315	(5.2)	3.7	—	—	—	—	(1.5)
Other	9	2,932	8.5	6.6	—	—	(0.2)	0.9	15.8
Other property level (1)			3.8	—	—	—	—	—	3.8
Domestic	76	44,073	106.8	162.6	—	—	(4.9)	3.6	268.1
International	5	1,499	(1.4)	2.3	—	—	—	—	0.9
All Locations - Nominal US$	81	45,572	$105.4	$164.9	$ —	$ —	$(4.9)	$3.6	$269.0
Severance reversal at hotel properties			—	—	—	—	4.9	—	4.9
Pro forma adjustments (2)			—	—	—	—	—	(3.6)	(3.6)
Gain on sale of property and corporate level income/expense			217.6	0.4	63.3	(10.3)	—	—	271.0
Total	81	45,572	$323.0	$165.3	$63.3	$(10.3)	$ —	$ —	$541.3

(1) Other property level includes certain ancillary revenues.

(2) Pro forma adjustments represent the following items: (i) the elimination of results of operations of our sold hotels, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations and (ii) the addition of results for periods prior to our ownership for hotels acquired as of December 31, 2021. The AC Hotel Scottsdale North is a new development hotel located in Phoenix that opened in January 2021 and the Laura in Houston re-opened under new management in November 2021. Therefore, no adjustments were made for results of these hotels for periods prior to their openings.

10

ALL OWNED HOTELS (PRO FORMA) RESULTS BY LOCATION IN NOMINAL US$

HOST HOTELS & RESORTS

(UNAUDITED, IN MILLIONS, EXCEPT HOTEL STATISTICS AND PER ROOM BASIS)

	Quarter ended December 31, 2019								
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total revenues	Total Revenues per Available Room	Hotel Net Income	Hotel EBITDA [1]
Maui/Oahu	4	2,007	$434.72	79.6%	$346.15	$96.9	$530.96	$18.8	$30.0
Jacksonville	1	446	334.64	62.4	208.94	20.4	497.75	3.6	5.8
Miami	3	1,276	345.79	79.0	273.07	53.3	438.79	12.4	18.1
Florida Gulf Coast	5	1,850	316.16	69.9	220.85	81.6	480.84	13.8	22.5
Phoenix	3	1,657	293.33	72.6	213.00	74.5	489.76	9.9	22.6
Los Angeles/Orange County	3	1,067	249.68	81.7	204.11	31.5	320.66	7.2	7.5
Orlando	2	2,448	328.06	64.4	211.35	95.6	424.70	12.6	31.3
Austin	2	767	255.26	80.8	206.16	24.2	342.15	—	7.4
Philadelphia	2	810	219.68	86.6	190.20	23.6	316.27	4.8	8.0
San Diego	3	3,288	228.60	74.2	169.53	98.4	325.13	10.7	28.1
Atlanta	2	810	175.95	78.8	138.71	17.3	231.69	7.4	5.2
Northern Virginia	2	916	224.95	71.8	161.48	26.0	308.69	6.6	8.0
Houston	4	1,719	176.32	70.9	124.95	29.7	188.16	4.5	9.6
New York	3	4,261	335.19	90.2	302.22	176.2	449.65	31.3	44.7
San Antonio	2	1,512	193.12	59.9	115.62	24.2	173.80	3.2	6.2
Chicago	4	1,816	207.41	76.1	157.94	36.4	218.58	3.5	9.2
Washington, D.C. (CBD)	5	3,238	243.16	76.6	186.27	81.8	274.75	11.7	21.4
Denver	3	1,340	167.45	62.9	105.31	21.5	174.21	2.0	6.0
Boston	3	2,715	232.62	78.4	182.29	65.3	261.40	11.9	16.2
New Orleans	1	1,333	185.82	76.5	142.21	25.7	209.94	5.9	8.5
San Francisco/San Jose	6	4,162	264.99	83.1	220.14	118.4	309.64	12.1	29.3
Seattle	2	1,315	204.05	76.8	156.81	28.2	232.64	1.2	5.2
Other	9	2,932	191.18	73.1	139.69	58.8	217.32	8.6	15.9
Other property level [2]						0.8		(4.4)	(4.4)
Domestic	74	43,685	260.76	76.3	198.86	1,310.3	325.76	199.3	362.3
International	5	1,499	149.12	70.1	104.55	22.9	165.87	3.8	6.2
All Locations - Nominal US$	79	45,184	$257.35	76.1%	$195.73	$1,333.2	$320.46	$203.1	$368.5
Pro forma adjustments [3]						0.9		—	(1.8)
Gain on sale of property and corporate level income/expense						—		(122.1)	(20.9)
Total	79	45,184	—	—	—	$1,334.1	—	$81.0	$345.8

(1) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected below in "gain on sale of property and corporate level income/expense." Refer to the table below for reconciliation of net income to EBITDA by location.
(2) Other property level includes certain ancillary revenues.
(3) Pro forma adjustments represent the following items: (i) the elimination of results of operations of our sold hotels, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations and (ii) the addition of results for periods prior to our ownership for hotels acquired as of December 31, 2021. The AC Hotel Scottsdale North is a new development hotel located in Phoenix that opened in January 2021 and the Laura Hotel in Houston re-opened under new management in November 2021. Therefore, no adjustments were made for results of these hotels for periods prior to their openings.

11

ALL OWNED HOTELS (PRO FORMA) RESULTS BY LOCATION IN NOMINAL US$

HOST HOTELS & RESORTS

(UNAUDITED, IN MILLIONS, EXCEPT HOTEL STATISTICS AND PER ROOM BASIS)

	Quarter ended December 31, 2019							
Location	No. of Properties	No. of Rooms	Hotel Net Income	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Plus: Pro Forma Adjustments	Equals: Hotel EBITDA
Maui/Oahu	4	2,007	$18.8	$11.0	$ —	$ —	$0.2	$30.0
Jacksonville	1	446	3.6	2.2	—	—	—	5.8
Miami	3	1,276	12.4	5.7	—	—	—	18.1
Florida Gulf Coast	5	1,850	13.8	8.7	—	—	—	22.5
Phoenix	3	1,657	9.9	12.7	—	—	—	22.6
Los Angeles/Orange County	3	1,067	7.2	7.3	—	—	(7.0)	7.5
Orlando	2	2,448	12.6	6.1	—	—	12.6	31.3
Austin	2	767	—	—	—	—	7.4	7.4
Philadelphia	2	810	4.8	3.2	—	—	—	8.0
San Diego	3	3,288	10.7	17.7	—	—	(0.3)	28.1
Atlanta	2	810	7.4	5.9	—	—	(8.1)	5.2
Northern Virginia	2	916	6.6	3.1	—	—	(1.7)	8.0
Houston	4	1,719	4.5	5.1	—	—	—	9.6
New York	3	4,261	31.3	13.4	—	—	—	44.7
San Antonio	2	1,512	3.2	3.0	—	—	—	6.2
Chicago	4	1,816	3.5	5.7	—	—	—	9.2
Washington, D.C. (CBD)	5	3,238	11.7	9.7	—	—	—	21.4
Denver	3	1,340	2.0	4.0	—	—	—	6.0
Boston	3	2,715	11.9	6.5	—	—	(2.2)	16.2
New Orleans	1	1,333	5.9	2.6	—	—	—	8.5
San Francisco/San Jose	6	4,162	12.1	19.4	—	—	(2.2)	29.3
Seattle	2	1,315	1.2	4.0	—	—	—	5.2
Other	9	2,932	8.6	4.2	—	—	3.1	15.9
Other property level [(1)]			(4.4)	—	—	—	—	(4.4)
Domestic	74	43,685	199.3	161.2	—	—	1.8	362.3
International	5	1,499	3.8	2.4	—	—	—	6.2
All Locations - Nominal US$	79	45,184	$203.1	$163.6	$ —	$ —	$1.8	$368.5
Pro forma adjustments [(2)]			—	—	—	—	(1.8)	(1.8)
Gain on sale of property and corporate level income/expense			(122.1)	3.2	90.4	7.6	—	(20.9)
Total	79	45,184	$81.0	$166.8	$90.4	$7.6	$ —	$345.8

(1) Other property level includes certain ancillary revenues.
(2) Pro forma adjustments represent the following items: (i) the elimination of results of operations of our sold hotels, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations and (ii) the addition of results for periods prior to our ownership for hotels acquired as of December 31, 2021. The AC Hotel Scottsdale North is a new development hotel located in Phoenix that opened in January 2021 and the Laura in Houston re-opened under new management in November 2021. Therefore, no adjustments were made for results of these hotels for periods prior to their openings.

12

ALL OWNED HOTELS (PRO FORMA) RESULTS BY LOCATION IN NOMINAL US$

HOST HOTELS & RESORTS

(UNAUDITED, IN MILLIONS, EXCEPT HOTEL STATISTICS AND PER ROOM BASIS)

	Year ended December 31, 2021								
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total revenues	Total Revenues per Available Room	Hotel Net Income	Hotel EBITDA [1]
Maui/Oahu	4	2,007	$486.22	69.0%	$335.71	$374.0	$512.34	$74.6	$130.0
Jacksonville	1	446	494.80	59.9	296.61	99.2	609.54	27.7	40.1
Miami	3	1,276	489.24	59.1	289.20	215.6	449.18	50.5	75.1
Florida Gulf Coast	5	1,850	407.02	56.1	228.20	294.8	438.18	60.5	103.7
Phoenix	4	1,822	316.35	60.5	191.42	260.5	393.86	48.8	93.9
Los Angeles/Orange County	3	1,067	241.56	53.6	129.52	72.9	187.07	(12.0)	11.4
Orlando	2	2,448	413.95	30.9	127.96	207.2	231.90	(10.3)	37.2
Austin	2	767	214.87	56.3	121.00	54.8	195.68	3.3	16.7
Philadelphia	2	810	176.82	63.3	111.97	50.1	169.50	3.1	13.3
San Diego	3	3,288	222.93	49.1	109.43	216.5	180.41	(9.7)	51.4
Atlanta	2	810	156.30	58.5	91.40	38.3	129.46	0.2	9.9
Northern Virginia	2	916	182.84	49.4	90.34	46.5	138.95	(1.8)	8.3
Houston	5	1,942	146.57	59.4	87.04	75.9	118.95	0.6	19.1
New York	3	4,261	220.05	36.9	81.23	168.8	108.52	(86.4)	(30.6)
San Antonio	2	1,512	159.93	46.6	74.53	59.3	107.51	(1.3)	15.7
Chicago	4	1,816	172.35	42.9	73.96	62.5	94.30	(15.6)	5.1
Washington, D.C. (CBD)	5	3,238	171.93	42.6	73.18	108.9	92.16	(26.9)	8.4
Denver	3	1,340	151.40	43.9	66.49	42.5	86.94	(5.6)	7.7
Boston	3	2,715	188.00	34.8	65.48	78.2	78.90	(27.5)	(4.7)
New Orleans	1	1,333	144.71	41.9	60.68	41.3	84.82	(1.5)	8.8
San Francisco/San Jose	6	4,162	161.21	36.9	59.55	119.9	78.95	(99.2)	(28.5)
Seattle	2	1,315	182.40	32.5	59.27	35.6	74.16	(24.2)	(9.4)
Other	9	2,932	246.03	47.6	117.20	178.7	167.00	1.4	50.0
Other property level [2]						6.9		4.9	4.9
Domestic	76	44,073	251.39	46.2	116.25	2,908.9	181.13	(46.4)	637.5
International	5	1,499	90.03	33.4	30.10	23.8	43.52	(10.9)	(1.7)
All Locations - Nominal US$	81	45,572	$247.50	45.8%	$113.40	$2,932.7	$176.59	$(57.3)	$635.8
Severance reversal at hotel properties						—		—	9.9
Pro forma adjustments [3]						(42.6)		—	(34.5)
Gain on sale of property and corporate level income/expense						—		46.3	148.2
Total	81	45,572	—	—	—	$2,890.1	—	$(11.0)	$759.4

(1) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected below in "gain on sale of property and corporate level income/expense." Refer to the table below for reconciliation of net income to EBITDA by location.

(2) Other property level includes certain ancillary revenues.

(3) Pro forma adjustments represent the following items: (i) the elimination of results of operations of our sold hotels, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations and (ii) the addition of results for periods prior to our ownership for hotels acquired as of December 31, 2021. The AC Hotel Scottsdale North is a new development hotel located in Phoenix that opened in January 2021 and the Laura Hotel in Houston re-opened under new management in November 2021. Therefore, no adjustments were made for results of these hotels for periods prior to their openings.

13

ALL OWNED HOTELS (PRO FORMA) RESULTS BY LOCATION IN NOMINAL US$

HOST HOTELS & RESORTS

(UNAUDITED, IN MILLIONS, EXCEPT HOTEL STATISTICS AND PER ROOM BASIS)

	Year ended December 31, 2021								
Location	No. of Properties	No. of Rooms	Hotel Net Income	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Plus: Severance (reversal) at hotel properties	Plus: Pro Forma Adjustments	Equals: Hotel EBITDA
Maui/Oahu	4	2,007	$74.6	$56.8	$ —	$ —	$(1.7)	$0.3	$130.0
Jacksonville	1	446	27.7	12.4	—	—	—	—	40.1
Miami	3	1,276	50.5	24.6	—	—	—	—	75.1
Florida Gulf Coast	5	1,850	60.5	43.7	—	—	(0.5)	—	103.7
Phoenix	4	1,822	48.8	45.3	—	—	(0.2)	—	93.9
Los Angeles/Orange County	3	1,067	(12.0)	21.5	—	—	(0.2)	2.1	11.4
Orlando	2	2,448	(10.3)	42.0	—	—	(0.7)	6.2	37.2
Austin	2	767	3.3	4.3	—	—	—	9.1	16.7
Philadelphia	2	810	3.1	10.2	—	—	—	—	13.3
San Diego	3	3,288	(9.7)	61.6	—	—	(0.5)	—	51.4
Atlanta	2	810	0.2	19.0	—	—	—	(9.3)	9.9
Northern Virginia	2	916	(1.8)	11.1	—	—	—	(1.0)	8.3
Houston	5	1,942	0.6	18.8	—	—	(0.3)	—	19.1
New York	3	4,261	(86.4)	59.5	—	—	(3.7)	—	(30.6)
San Antonio	2	1,512	(1.3)	17.2	—	—	(0.2)	—	15.7
Chicago	4	1,816	(15.6)	20.9	—	—	(0.2)	—	5.1
Washington, D.C. (CBD)	5	3,238	(26.9)	35.7	—	—	(0.4)	—	8.4
Denver	3	1,340	(5.6)	13.4	—	—	(0.1)	—	7.7
Boston	3	2,715	(27.5)	23.7	—	—	(0.9)	—	(4.7)
New Orleans	1	1,333	(1.5)	10.5	—	—	(0.2)	—	8.8
San Francisco/San Jose	6	4,162	(99.2)	69.8	—	—	(0.1)	1.0	(28.5)
Seattle	2	1,315	(24.2)	14.8	—	—	—	—	(9.4)
Other	9	2,932	1.4	22.5	—	—	—	26.1	50.0
Other property level [1]			4.9	—	—	—	—	—	4.9
Domestic	76	44,073	(46.4)	659.3	—	—	(9.9)	34.5	637.5
International	5	1,499	(10.9)	9.2	—	—	—	—	(1.7)
All Locations - Nominal US$	81	45,572	$(57.3)	$668.5	$ —	$ —	$(9.9)	$34.5	$635.8
Severance reversal at hotel properties			—	—	—	—	9.9	—	9.9
Pro forma adjustments [2]			—	—	—	—	—	(34.5)	(34.5)
Gain on sale of property and corporate level income/expense			46.3	1.8	190.9	(90.8)	—	—	148.2
Total	81	45,572	$(11.0)	$670.3	$190.9	$(90.8)	$ —	$ —	$759.4

(1) Other property level includes certain ancillary revenues.

(2) Pro forma adjustments represent the following items: (i) the elimination of results of operations of our sold hotels, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations and (ii) the addition of results for periods prior to our ownership for hotels acquired as of December 31, 2021. The AC Hotel Scottsdale North is a new development hotel located in Phoenix that opened in January 2021 and the Laura Hotel in Houston re-opened under new management in November 2021. Therefore, no adjustments were made for results of these hotels for periods prior to their openings.

14

ALL OWNED HOTELS (PRO FORMA) RESULTS BY LOCATION IN NOMINAL US$

HOST HOTELS & RESORTS

(UNAUDITED, IN MILLIONS, EXCEPT HOTEL STATISTICS AND PER ROOM BASIS)

	Year ended December 31, 2019								
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total revenues	Total Revenues per Available Room	Hotel Net Income	Hotel EBITDA (1)
Maui/Oahu	4	2,007	$409.40	88.1%	$360.59	$409.5	$565.70	$89.5	$135.0
Jacksonville	1	446	372.94	73.5	274.07	99.9	613.80	25.0	34.1
Miami	3	1,276	325.16	79.8	259.54	198.1	410.81	37.0	66.0
Florida Gulf Coast	5	1,850	334.73	72.0	241.11	337.3	501.15	69.3	104.0
Phoenix	3	1,657	292.50	71.9	210.32	287.7	476.62	49.0	90.4
Los Angeles/Orange County	3	1,067	259.35	84.0	217.78	129.2	331.66	41.6	30.9
Orlando	2	2,448	295.49	69.1	204.18	371.0	415.24	48.8	108.0
Austin	2	767	248.70	85.2	211.79	99.9	356.91	—	35.8
Philadelphia	2	810	217.01	85.7	185.91	90.3	305.37	15.3	28.1
San Diego	3	3,288	249.41	79.4	198.02	432.6	360.49	81.5	146.1
Atlanta	2	810	184.71	82.7	152.76	74.3	251.41	34.6	25.1
Northern Virginia	2	916	221.33	75.3	166.61	92.3	276.13	23.2	26.0
Houston	4	1,719	177.93	72.0	128.14	116.2	185.48	13.4	33.0
New York	3	4,261	286.36	84.8	242.96	559.5	359.92	45.9	92.7
San Antonio	2	1,512	185.33	69.7	129.14	104.7	189.71	16.6	27.7
Chicago	4	1,816	207.67	76.2	158.19	146.6	222.83	18.5	39.3
Washington, D.C. (CBD)	5	3,238	245.82	81.5	200.27	341.0	288.52	60.9	100.2
Denver	3	1,340	173.47	72.9	126.48	93.2	190.45	14.0	30.1
Boston	3	2,715	237.24	81.7	193.83	266.3	268.74	56.9	72.8
New Orleans	1	1,333	187.65	79.0	148.30	105.6	216.97	26.3	36.9
San Francisco/San Jose	6	4,162	279.18	82.4	230.14	485.0	319.93	96.0	153.4
Seattle	2	1,315	225.12	82.4	185.50	120.1	250.12	14.2	30.3
Other	9	2,932	192.98	75.6	145.96	237.1	220.89	43.0	65.0
Other property level (2)						4.4		(14.1)	(14.1)
Domestic	74	43,685	256.97	78.9	202.64	5,201.8	326.00	906.4	1,496.8
International	5	1,499	153.01	70.9	108.44	88.0	160.74	14.7	24.7
All Locations - Nominal US$	79	45,184	$253.86	78.6%	$199.52	$5,289.8	$320.52	$921.1	$1,521.5
Pro forma adjustments (3)						178.9		—	55.0
Gain on sale of property and corporate level income/expense						—		10.9	269.2
Total	79	45,184	—	—	—	$5,468.7	—	$932.0	$1,845.7

(1) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected below in "gain on sale of property and corporate level income/expense." Refer to the table below for reconciliation of net income to EBITDA by location.
(2) Other property level includes certain ancillary revenues.
(3) Pro forma adjustments represent the following items: (i) the elimination of results of operations of our sold hotels, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations and (ii) the addition of results for periods prior to our ownership for hotels acquired as of December 31, 2021. The AC Hotel Scottsdale North is a new development hotel located in Phoenix that opened in January 2021 and the Laura in Houston re-opened under new management in November 2021. Therefore, no adjustments were made for results of these hotels for periods prior to their openings.

15

ALL OWNED HOTELS (PRO FORMA) RESULTS BY LOCATION IN NOMINAL US$

HOST HOTELS & RESORTS

(UNAUDITED, IN MILLIONS, EXCEPT HOTEL STATISTICS AND PER ROOM BASIS)

	Year ended December 31, 2019							
Location	No. of Properties	No. of Rooms	Hotel Net Income	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Plus: Pro Forma Adjustments	Equals: Hotel EBITDA
Maui/Oahu	4	2,007	$89.5	$44.6	$ —	$ —	$0.9	$135.0
Jacksonville	1	446	25.0	9.1	—	—	—	34.1
Miami	3	1,276	37.0	20.7	—	—	8.3	66.0
Florida Gulf Coast	5	1,850	69.3	34.7	—	—	—	104.0
Phoenix	3	1,657	49.0	51.0	—	—	(9.6)	90.4
Los Angeles/Orange County	3	1,067	41.6	30.6	—	—	(41.3)	30.9
Orlando	2	2,448	48.8	23.1	—	—	36.1	108.0
Austin	2	767	—	—	—	—	35.8	35.8
Philadelphia	2	810	15.3	12.8	—	—	—	28.1
San Diego	3	3,288	81.5	77.5	—	—	(12.9)	146.1
Atlanta	2	810	34.6	20.7	—	—	(30.2)	25.1
Northern Virginia	2	916	23.2	14.7	—	—	(11.9)	26.0
Houston	4	1,719	13.4	19.6	—	—	—	33.0
New York	3	4,261	45.9	50.4	—	—	(3.6)	92.7
San Antonio	2	1,512	16.6	11.1	—	—	—	27.7
Chicago	4	1,816	18.5	25.2	—	—	(4.4)	39.3
Washington, D.C. (CBD)	5	3,238	60.9	39.3	—	—	—	100.2
Denver	3	1,340	14.0	16.1	—	—	—	30.1
Boston	3	2,715	56.9	31.6	—	—	(15.7)	72.8
New Orleans	1	1,333	26.3	10.6	—	—	—	36.9
San Francisco/San Jose	6	4,162	96.0	66.3	—	—	(8.9)	153.4
Seattle	2	1,315	14.2	16.1	—	—	—	30.3
Other	9	2,932	43.0	19.6	—	—	2.4	65.0
Other property level (1)			(14.1)	—	—	—	—	(14.1)
Domestic	74	43,685	906.4	645.4	—	—	(55.0)	1,496.8
International	5	1,499	14.7	10.0	—	—	—	24.7
All Locations - Nominal US$	79	45,184	$921.1	$655.4	$ —	$ —	$(55.0)	$1,521.5
Pro forma adjustments (2)			—	—	—	—	55.0	55.0
Gain on sale of property and corporate level income/expense			10.9	6.4	222.4	29.5	—	269.2
Total	79	45,184	$932.0	$661.8	$222.4	$29.5	$ —	$1,845.7

(1) Other property level includes certain ancillary revenues.
(2) Pro forma adjustments represent the following items: (i) the elimination of results of operations of our sold hotels, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations and (ii) the addition of results for periods prior to our ownership for hotels acquired as of December 31, 2021. The AC Hotel Scottsdale North is a new development hotel located in Phoenix that opened in January 2021 and the Laura Hotel in Houston re-opened under new management in November 2021. Therefore, no adjustments were made for results of these hotels for periods prior to their openings.

16

Top 40 Hotels (Pro Forma) by total RevPAR for year ended December 31, 2021 (unaudited, in millions, except hotel statistics and per room basis) (1) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected below in “gain on sale of property, sold property operations and corporate level income/expense”. Refer to the table below for a reconciliation of net income (loss) to Hotel EBITDA. The total represents Host Hotel’s EBITDAre, as defined in the Notes to Supplemental Financial Information. (2) The Hotel EBITDA results for the assets acquired in 2021 are included on a pro forma basis, which includes operating results assuming the hotel was owned as of January 1, 2021 and based on actual results obtained from the manager for periods prior to our ownership. For these hotel, since the operations include periods prior to our ownership, the results may not necessarily correspond to our actual results. The AC Hotel Scottsdale North is a new development hotel that opened in January 2021 and The Laura Hotel in Houston re-opened under new management in November 2021; therefore, no adjustments were made to the results of these hotels for periods prior to their openings. Year ended December 31, 2021 Hotel Location No. of Rooms Average Room Rate Average Occupancy Percentage RevPAR Total Revenues Total Revenues per Available Room Hotel Net Income (Loss) Hotel EBITDA (1) 1 Alila Ventana Big Sur Other Domestic 59 $1,949.35 84.4% $1,644.72 $44.1 $2,415.82 $5.7 $19.4 2 1 Hotel South Beach Miami 433 1,004.34 63.9 642.04 180.2 1,046.02 49.0 68.0 3 Andaz Maui at Wailea Resort Maui/Oahu 321 808.31 64.6 522.34 92.6 807.23 22.3 32.9 4 Four Seasons Resort Orlando at Walt Disney World® Resort Orlando 444 1,045.06 48.0 501.98 130.1 803.33 11.5 29.5 5 Fairmont Kea Lani, Maui Maui/Oahu 450 798.28 57.9 462.26 107.1 651.75 20.7 36.9 6 The Ritz-Carlton, Naples Florida Gulf Coast 447 808.57 43.5 352.13 103.8 636.30 23.4 38.2 7 The Phoenician, A Luxury Collection Resort Phoenix 645 440.33 68.4 301.35 148.6 631.13 27.1 53.7 8 The Ritz-Carlton, Amelia Island Jacksonville 446 494.80 59.9 296.61 99.2 609.54 27.7 40.1 9 Baker's Cay Resort Key Largo, Curio Collection by Hilton Other Domestic 200 415.86 86.1 358.11 38.9 532.88 5.6 17.2 10 The Don CeSar Florida Gulf Coast 348 385.73 70.1 270.53 65.9 518.45 16.7 28.7 11 Hyatt Regency Maui Resort and Spa Maui/Oahu 810 424.75 71.8 305.03 140.4 474.80 27.5 50.8 12 The Ritz-Carlton Golf Resort, Naples Florida Gulf Coast 295 435.84 54.5 237.69 41.8 388.30 6.5 11.9 13 The Westin Kierland Resort & Spa Phoenix 735 273.82 53.4 146.10 89.6 334.60 19.6 32.6 14 The Ritz-Carlton, Marina del Rey Los Angeles/Orange County 304 370.08 56.0 207.40 36.5 328.94 3.1 6.6 15 Hyatt Regency Coconut Point Resort and Spa Florida Gulf Coast 462 287.86 50.5 145.46 47.5 286.02 6.5 14.6 16 Coronado Island Marriott Resort & Spa San Diego 300 277.40 69.2 192.06 31.1 284.07 3.1 9.0 17 The Alida, Savannah, a Tribute Portfolio Hotel Other Domestic 173 223.94 71.1 159.24 15.5 245.55 0.2 4.6 18 Hotel Van Zandt Austin 319 255.51 54.5 139.30 28.6 245.55 0.1 9.1 19 Hilton Singer Island Oceanfront/Palm Beaches Resort Other Domestic 223 233.77 72.7 169.88 19.7 241.62 7.1 8.5 20 The Ritz-Carlton, Tysons Corner Northern Virginia 398 234.39 52.0 121.90 29.0 199.38 (2.4) 3.4 21 Marriott Marquis San Diego Marina San Diego 1,360 224.96 49.9 112.19 95.9 193.16 1.4 27.1 22 The Logan Philadelphia 391 206.32 51.0 105.21 27.5 192.86 (0.3) 7.0 23 Hyatt Regency Austin Austin 448 187.47 57.6 107.97 26.2 160.17 3.2 7.6 24 Tampa Airport Marriott Florida Gulf Coast 298 160.71 68.4 109.90 16.7 153.99 2.1 3.3 25 The Camby Hotel Phoenix 277 177.42 57.7 102.44 15.5 153.06 0.5 4.2 26 Manchester Grand Hyatt San Diego San Diego 1,628 205.50 44.7 91.91 89.5 150.66 (14.2) 15.3 27 The St. Regis Houston Houston 232 304.03 34.6 105.28 12.6 149.15 (0.5) 1.3 28 Philadelphia Airport Marriott Philadelphia 419 158.06 74.8 118.28 22.6 147.70 3.4 6.3 29 Hyatt Place Waikiki Beach Maui/Oahu 426 155.71 78.8 122.71 22.0 141.65 1.0 5.8 30 Houston Airport Marriott at George Bush Intercontinental Houston 573 117.16 85.2 99.81 28.7 137.05 3.9 9.6 31 JW Marriott Washington, DC Washington, D.C. (CBD) 777 192.76 59.2 114.08 38.8 136.85 1.8 8.4 32 Marina del Rey Marriott Los Angeles/Orange County 370 211.58 49.6 104.93 17.8 131.86 (0.7) 1.9 33 Grand Hyatt Atlanta in Buckhead Atlanta 439 144.07 65.3 94.03 21.0 131.17 1.5 5.6 34 The Westin South Coast Plaza, Costa Mesa Los Angeles/Orange County 393 166.44 55.5 92.44 18.5 129.30 (2.0) 2.8 35 JW Marriott Atlanta Buckhead Atlanta 371 175.03 50.4 88.28 17.3 127.43 (1.2) 4.2 36 San Francisco Marriott Fisherman's Wharf San Francisco/San Jose 285 162.98 58.7 95.70 12.9 123.59 (5.8) (2.9) 37 New York Marriott Marquis New York 1,966 249.59 35.4 88.26 87.5 121.98 (49.1) (7.8) 38 Miami Marriott Biscayne Bay Miami 600 174.36 52.7 91.91 26.6 121.24 1.2 4.7 39 New York Marriott Downtown New York 515 200.22 51.5 103.06 22.5 119.67 (8.8) (2.2) 40 AC Hotel Scottsdale North Phoenix 165 162.99 66.3 108.04 6.8 119.07 1.4 3.1 Total Top 40 19,745 324.99 56.1 182.25 2,117.1 293.66 219.8 621.0 Remaining 41 hotels 25,827 159.22 37.9 60.36 811.9 86.75 (267.0) 9.0 Other property level 3.7 5.8 5.8 Pro forma for assets acquired in 2021 (2) (129.7) — (41.7) Severance reversal at hotel properties — 9.9 Gain on sale of property, sold property operations and corporate level income/ expense 87.1 30.4 (61.8) Total 45,572 — — — $2,890.1 — $(11.0) $542.2

TOP 40 HOTELS (PRO FORMA) BY TOTAL REVPAR RECONCILIATION FROM HOTEL NET INCOME (LOSS) TO HOTEL EBITDA AND EBITDA*re*

HOST HOTELS & RESORTS

(UNAUDITED, IN MILLIONS, EXCEPT HOTEL STATISTICS AND PER ROOM BASIS)

		Year ended December 31, 2021									
Hotel	Location	No. of Rooms	Hotel Net Income (Loss)	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Less: Gain on dispositions	Plus: Equity Investment Adjustments	Plus: Pro Forma Adjustment	Plus: Severance (reversal) at hotel properties	Equals: Hotel EBITDA
1 Alila Ventana Big Sur	Other Domestic	59	$5.7	$1.3	$ —	$ —	$ —	$ —	$12.4	$ —	$19.4
2 1 Hotel South Beach	Miami	433	49.0	19.0	—	—	—	—	—	—	68.0
3 Andaz Maui at Wailea Resort	Maui/Oahu	321	22.3	10.9	—	—	—	—	—	(0.3)	32.9
4 Four Seasons Resort Orlando at Walt Disney World® Resort	Orlando	444	11.5	11.8	—	—	—	—	6.2	—	29.5
5 Fairmont Kea Lani, Maui	Maui/Oahu	450	20.7	16.3	—	—	—	—	—	(0.1)	36.9
6 The Ritz-Carlton, Naples	Florida Gulf Coast	447	23.4	15.1	—	—	—	—	—	(0.3)	38.2
7 The Phoenician, A Luxury Collection Resort	Phoenix	645	27.1	26.6	—	—	—	—	—	—	53.7
8 The Ritz-Carlton, Amelia Island	Jacksonville	446	27.7	12.4	—	—	—	—	—	—	40.1
9 Baker's Cay Resort Key Largo, Curio Collection by Hilton	Other Domestic	200	5.6	2.3	—	—	—	—	9.3	—	17.2
10 The Don CeSar	Florida Gulf Coast	348	16.7	12.0	—	—	—	—	—	—	28.7
11 Hyatt Regency Maui Resort and Spa	Maui/Oahu	810	27.5	24.7	—	—	—	—	—	(1.4)	50.8
12 The Ritz-Carlton Golf Resort, Naples	Florida Gulf Coast	295	6.5	5.6	—	—	—	—	—	(0.2)	11.9
13 The Westin Kierland Resort & Spa	Phoenix	735	19.6	13.2	—	—	—	—	—	(0.2)	32.6
14 The Ritz-Carlton, Marina del Rey	Los Angeles/Orange County	304	3.1	3.6	—	—	—	—	—	(0.1)	6.6
15 Hyatt Regency Coconut Point Resort and Spa	Florida Gulf Coast	462	6.5	8.1	—	—	—	—	—	—	14.6
16 Coronado Island Marriott Resort & Spa	San Diego	300	3.1	6.0	—	—	—	—	—	(0.1)	9.0
17 The Alida, Savannah, a Tribute Portfolio Hotel	Other Domestic	173	0.2	-	—	—	—	—	4.4	—	4.6
18 Hotel Van Zandt	Austin	319	0.1	-	—	—	—	—	9.0	—	9.1
19 Hilton Singer Island Oceanfront/Palm Beaches Resort	Other Domestic	223	7.1	1.4	—	—	—	—	—	—	8.5
20 The Ritz-Carlton, Tysons Corner	Northern Virginia	398	(2.4)	5.8	—	—	—	—	—	—	3.4
21 Marriott Marquis San Diego Marina	San Diego	1,360	1.4	26.0	—	—	—	—	—	(0.3)	27.1
22 The Logan	Philadelphia	391	(0.3)	7.3	—	—	—	—	—	—	7.0
23 Hyatt Regency Austin	Austin	448	3.2	4.3	—	—	—	—	0.1	—	7.6
24 Tampa Airport Marriott	Florida Gulf Coast	298	2.1	1.2	—	—	—	—	—	—	3.3
25 The Camby Hotel	Phoenix	277	0.5	3.7	—	—	—	—	—	—	4.2
26 Manchester Grand Hyatt San Diego	San Diego	1,628	(14.2)	29.6	—	—	—	—	—	(0.1)	15.3
27 The St. Regis Houston	Houston	232	(0.5)	1.8	—	—	—	—	—	—	1.3
28 Philadelphia Airport Marriott	Philadelphia	419	3.4	2.9	—	—	—	—	—	—	6.3
29 Hyatt Place Waikiki Beach	Maui/Oahu	426	1.0	4.8	—	—	—	—	—	—	5.8
30 Houston Airport Marriott at George Bush Intercontinental	Houston	573	3.9	5.8	—	—	—	—	—	(0.1)	9.6
31 JW Marriott Washington, DC	Washington, D.C. (CBD)	777	1.8	6.9	—	—	—	—	—	(0.3)	8.4
32 Marina del Rey Marriott	Los Angeles/Orange County	370	(0.7)	2.6	—	—	—	—	—	—	1.9
33 Grand Hyatt Atlanta in Buckhead	Atlanta	439	1.5	4.1	—	—	—	—	—	—	5.6
34 The Westin South Coast Plaza, Costa Mesa	Los Angeles/Orange County	393	(2.0)	4.9	—	—	—	—	—	(0.1)	2.8
35 JW Marriott Atlanta Buckhead	Atlanta	371	(1.2)	5.4	—	—	—	—	—	—	4.2
36 San Francisco Marriott Fisherman's Wharf	San Francisco/San Jose	285	(5.8)	2.9	—	—	—	—	—	—	(2.9)
37 New York Marriott Marquis	New York	1,966	(49.1)	40.7	—	—	—	—	—	0.6	(7.8)
38 Miami Marriott Biscayne Bay	Miami	600	1.2	3.5	—	—	—	—	—	—	4.7
39 New York Marriott Downtown	New York	515	(8.8)	8.0	—	—	—	—	—	(1.4)	(2.2)
40 AC Hotel Scottsdale North	Phoenix	165	1.4	1.7	—	—	—	—	—	—	3.1
Total Top 40		19,745	$219.8	$364.2	$ —	$ —	$ —	$ —	$41.4	$(4.4)	$621.0
Remaining 41 hotels		25,827	(267.0)	281.2	—	—	—	—	0.3	(5.5)	9.0
Other property level [(1)]			5.8	—	—	—	—	—	—	—	5.8
Pro forma adjustments for assets acquired in 2021 [(2)]			—	—	—	—	—	—	(41.7)	—	(41.7)
Severance reversal at hotel properties			—	—	—	—	—	—	—	9.9	9.9
Gain on sale of property, sold property operations and corporate level income/ expense			30.4	116.9	190.9	(90.8)	(303.0)	(6.2)	—	—	(61.8)
Total		45,572	$(11.0)	$762.3	$190.9	$(90.8)	$(303.0)	$(6.2)	$ —	$ —	$542.2

(2) The Hotel EBITDA results for the assets acquired in 2021 are included on a pro forma basis, which includes operating results assuming the hotel was owned as of January 1, 2021 and based on actual results obtained from the manager for periods prior to our ownership. For these hotel, since the operations include periods prior to our ownership, the results may not necessarily correspond to our actual results. The AC Hotel Scottsdale North is a new development hotel that opened in January 2021 and The Laura Hotel in Houston re-opened under new management in November 2021; therefore, no adjustments were made for results of these hotels for periods prior to their openings.

18

Overview Property level data Capitalization COVID-19 Data NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION

COMPARATIVE CAPITALIZATION

HOST HOTELS & RESORTS

(IN MILLIONS, EXCEPT SECURITY PRICING AND PER SHARE AMOUNTS)

	As of December 31, 2021	As of September 30, 2021	As of June 30, 2021	As of March 31, 2021	As of December 31, 2020
Shares/Units					
Common shares outstanding	714.1	714.0	713.9	706.1	705.4
Common shares outstanding assuming conversion of OP Units [1]	721.3	721.3	721.3	713.4	712.7
Preferred OP Units outstanding	0.01	0.01	0.01	0.01	0.01
Security pricing					
Common stock at end of quarter [2]	$17.39	$16.33	$17.09	$16.85	$14.63
High during quarter	18.38	17.32	18.43	18.42	15.65
Low during quarter	15.36	14.86	16.51	13.50	10.45
Capitalization					
Market value of common equity [3]	$12,543	$11,779	$12,327	$12,021	$10,427
Consolidated debt	4,891	5,545	5,542	5,540	5,541
Less: Cash	(807)	(1,038)	(1,450)	(2,008)	(2,335)
Consolidated total capitalization	16,627	16,286	16,419	15,553	13,633
Plus: Share of debt in unconsolidated investments	144	142	143	144	145
Pro rata total capitalization	$16,771	$16,428	$16,562	$15,697	$13,778

	Quarter ended December 31, 2021	Quarter ended September 30, 2021	Quarter ended June 30, 2021	Quarter ended March 31, 2021	Quarter ended December 31, 2020
Dividends declared per common share	$0.00	$0.00	$0.00	$0.00	$0.00

(1) Each OP Unit is redeemable for cash or, at our option, for 1.021494 common shares of Host Inc. At December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021, and December 31, 2020, there were 7.1 million, 7.1 million, 7.2 million, 7.2 million, and 7.2 million in common OP Units, respectively, held by non-controlling interests.
(2) Share prices are the closing price as reported by the NASDAQ.
(3) Market value of common equity is calculated as the number of common shares outstanding including assumption of conversion of OP units multiplied the closing share price on that day.

20

CONSOLIDATED DEBT SUMMARY

(IN MILLIONS)

HOST HOTELS & RESORTS

Debt				
Senior debt	**Rate**	**Maturity date**	**December 31, 2021**	**December 31, 2020**
Series D	3 ¾%	10/2023	$ —	$ 399
Series E	4%	6/2025	498	497
Series F	4 ½%	2/2026	398	397
Series G	3 ⅞%	4/2024	398	398
Series H	3 ⅜%	12/2029	641	640
Series I	3 ½%	9/2030	735	734
Series J	2.9%	12/2031	439	—
2024 Credit facility term loan	1.4%	1/2024	498	498
2025 Credit facility term loan	1.4%	1/2025	499	499
Credit facility revolver (1)	1.3%	1/2024	676	1,474
			4,782	5,536
Mortgage and other debt				
Mortgage and other debt	4.9%	2/2024 - 11/2027	109	5
Total debt(2)(3)			$4,891	$5,541
Percentage of fixed rate debt			66%	55%
Weighted average interest rate			3.1%	3.0%
Weighted average debt maturity			5.1 years	5.0 years
Credit Facility				
Total capacity			$1,500	
Available capacity			812	
Assets encumbered by mortgage debt			1	

(1) The interest rate shown is the rate of the outstanding credit facility revolver borrowings at December 31, 2021, based on LIBOR plus 110 basis points. Depending on Host L.P.'s unsecured long-term debt rating, interest on revolver borrowings is equal to LIBOR plus a margin ranging from 77.5 to 145 basis points, with a 15 bps LIBOR floor.

(2) In accordance with GAAP, total debt includes the debt of entities that we consolidate, but of which we do not own 100%, and excludes the debt of entities that we do not consolidate, but of which we have a non-controlling ownership interest and record our investment therein under the equity method of accounting. As of December 31, 2021, our share of debt in unconsolidated investments is $144 million and none of our debt is attributable to non-controlling interests.

(3) Total debt as of December 31, 2021 and 2020 includes net discounts and deferred financing costs of $49 million and $47 million, respectively.

21

Consolidated Debt Maturity as of December 31, 2021 The term loan and revolver under our credit facility that are due in 2024 have extension options that would extend maturity of both instruments to 2025, subject to meeting certain conditions, including payment of a fee. In February 2022, we repaid the remaining $683 million outstanding on the credit facility revolver. Mortgage and other debt excludes principal amortization of $2 million each year from 2022-2027 for the mortgage loan that matures in 2027.

GROUND LEASE SUMMARY AS OF DECEMBER 31, 2021

HOST HOTELS & RESORTS

		As of December 31, 2021			
	No. of rooms	Lessor Institution Type	Minimum rent	Current expiration	Expiration after all potential options [(1)]
1 Boston Marriott Copley Place	1,144	Public	N/A [(2)]	12/13/2077	12/13/2077
2 Coronado Island Marriott Resort & Spa	300	Public	1,378,850	10/31/2062	10/31/2078
3 Denver Marriott West	305	Private	160,000	12/28/2028	12/28/2058
4 Houston Airport Marriott at George Bush Intercontinental	573	Public	1,560,000	10/31/2053	10/31/2053
5 Houston Marriott Medical Center/Museum District	398	Non-Profit	160,000	12/28/2029	12/28/2059
6 Manchester Grand Hyatt San Diego	1,628	Public	6,600,000	5/31/2067	5/31/2083
7 Marina del Rey Marriott	370	Public	1,991,076	3/31/2043	3/31/2043
8 Marriott Downtown at CF Toronto Eaton Centre	461	Non-Profit	395,600	9/20/2082	9/20/2082
9 Marriott Marquis San Diego Marina	1,360	Public	7,650,541	11/30/2061	11/30/2083
10 Newark Liberty International Airport Marriott	591	Public	2,576,119	12/31/2055	12/31/2055
11 Philadelphia Airport Marriott	419	Public	1,309,833	6/29/2045	6/29/2045
12 San Antonio Marriott Rivercenter	1,000	Private	700,000	12/31/2033	12/31/2063
13 San Francisco Marriott Marquis	1,500	Public	1,500,000	8/25/2046	8/25/2076
14 Santa Clara Marriott	766	Private	90,932	11/30/2028	11/30/2058
15 Tampa Airport Marriott	298	Public	1,463,770	12/31/2043	12/31/2043
16 The Ritz-Carlton, Marina del Rey	304	Public	2,078,916	7/29/2067	7/29/2067
17 The Ritz-Carlton, Tysons Corner	398	Private	993,900	6/30/2112	6/30/2112
18 The Westin Cincinnati	456	Public	100,000	6/30/2045	6/30/2075 [(3)]
19 The Westin South Coast Plaza, Costa Mesa	393	Private	178,160	9/30/2025	9/30/2025
Weighted average remaining lease term (assuming all extension options)		52 years			
Percentage of leases (based on room count) with Public/Private/Non-Profit lessors		71%/22%/7%			

(1) Exercise of Host's option to extend is subject to certain conditions, including the existence of no defaults and subject to any applicable rent escalation or rent re-negotiation provisions.
(2) All rental payments have been previously paid and no further rental payments are required for the remainder of the lease term.
(3) No renewal term in the event the Lessor determines to discontinue use of building as a hotel.

23

PROPERTY TRANSACTIONS

HOST HOTELS & RESORTS

	Sales Price (in millions)	Net income Cap Rate (5)	Cap Rate (3)	Net income multiple (5)	EBITDA multiple (4)
2021-2022 completed sales (1)	$981	4.1%	5.6%	24.4x	15.4x
Hyatt Regency Austin	$161	8.5%	10.0%	11.8x	8.8x
Four Seasons Resort Orlando	$610	3.2%	4.7%	31.6x	16.8x
Ka'anapali golf courses	$28	3.3%	5.3%	30.6x	17.6x
Baker's Cay Resort Key Largo	$200	4.4%	6.2%	23.0x	14.5x
The Laura Hotel	$65	7.6%	9.6%	13.2x	9.2x
Alila Ventana Big Sur	$150	6.9%	9.6%	14.4x	9.3x
The Alida, Savannah	$103	5.0%	7.3%	20.1x	12.1x
Hotel Van Zandt	$242	4.5%	6.9%	22.4x	13.2x
2021 completed acquisitions (2)	$1,559	4.7%	6.6%	21.1x	13.0x

	Total Revenues	RevPAR	Total RevPAR	Hotel Net Income	Plus: Depreciation	Equals: Hotel EBITDA	Renewal & Replacement funding	Hotel Net Operating Income
2021-2022 completed sales (1)	$328.4	$160.36	$233.82	$40.1	$42.3	$82.4	($14.7)	$67.7

	Total Revenues	RevPAR	Total RevPAR	Hotel Net Income	Plus: Depreciation	Equals: Hotel EBITDA	Renewal & Replacement funding	Hotel Net Operating Income
Hyatt Regency Austin	$52.2	$188.55	$319.37	$13.6	$4.6	$18.2	($2.1)	$16.1
Four Seasons Resort Orlando	$149.6	$561.47	$923.19	$19.3	$16.9	$36.2	($7.5)	$28.7
Ka'anapali golf courses	$9.9	-	-	$0.9	$0.7	$1.6	($0.1)	$1.5
Baker's Cay Resort Key Largo	$33.9	$304.25	$464.38	$8.7	$5.1	$13.8	($1.4)	$12.4
The Laura Hotel	$20.7	$182.35	$254.32	$4.9	$2.1	$7.0	($0.8)	$6.2
Alila Ventana Big Sur	$40.3	$1,319.93	$1,869.98	$10.4	$5.7	$16.1	($1.7)	$14.4
The Alida, Savannah	$25.3	$218.94	$401.44	$5.1	$3.4	$8.5	($1.0)	$7.5
Hotel Van Zandt	$47.7	$244.44	$409.63	$10.8	$7.5	$18.3	($1.5)	$16.8
2021 completed acquisitions (2)	$379.6	$337.12	$557.42	$73.7	$46.0	$119.7	($16.1)	$103.6

(1) 2021-2022 dispositions include the sale of seven properties through February 16, 2022. The 2021-2022 dispositions use 2019 full year results as the trailing twelve months is not representative of normalized operations.

(2) 2021 acquisitions include seven properties and two golf courses acquired in 2021, through February 16, 2022. The Hyatt Regency Austin, Four Seasons Resort Orlando, Ka'anapali golf courses and Hotel Van Zandt use full year 2019 results, while Baker's Cay Resort Key Largo and Alila Ventana Big Sur are based on 2021 forecast operations at acquisition, as the hotels experienced renovation disruption and closures in 2019. The Laura Hotel is based on estimated normalized results, which assumes results are in-line with the 2019 results of comparable Houston properties, as the property was re-opened with a new manager and brand in 2021. The Alida, Savannah is based on estimated normalized 2019 results, adjusting for construction disruption to the surrounding Plant Riverside District and for initial ramp-up of hotel operations. Due to the impact of COVID-19, results in 2020 are not reflective of normal operations of the hotels. Any forecast incremental increases to net income compared to net income at underwriting would be equal to the incremental increases in Hotel EBITDA.

(3) The cap rate is calculated as the ratio between net operating income (NOI) and the sales price (plus avoided capital expenditures for dispositions). Avoided capital expenditures for 2021-2022 sales represents $229 million of estimated capital expenditure spend requirements for the properties in excess of escrow funding over the next 5 years.

(4) The EBITDA multiple is calculated as the ratio between the sales price (plus avoided capital expenditures for dispositions) and Hotel EBITDA. Avoided capital expenditures for 2021-2022 sales represents $290 million of estimated capital expenditure spend requirements for the properties including escrow funding over the next 5 years.

(5) Net income cap rate is calculated as the ratio between net income and the sales price. Net income multiple is calculated as the ratio between the sales price and Hotel net income.

24

HISTORICAL PRO-FORMA RESULTS

HOST HOTELS & RESORTS

Historical Pro forma Hotel Metrics – Hotels Owned as of December 31, 2021 (1) (2)

2021 Compared to 2020

	Three Months Ended				Full Year	Three Months Ended				Full Year
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020
Number of hotels	80	80	80	81	81	79	79	79	79	79
Number of rooms	45,349	45,349	45,349	45,572	45,572	45,184	45,184	45,184	45,184	45,184
Pro Forma RevPAR - All Owned Hotels	$68.04	$104.76	$131.11	$148.46	$113.40	$153.88	$14.26	$31.61	$42.52	$60.44
Pro Forma Occupancy - All Owned Hotels	27.2%	43.0%	55.5%	57.2%	45.8%	58.9%	8.7%	17.1%	19.8%	26.1%
Pro Forma ADR - All Owned Hotels	$250.33	$243.82	$236.44	$259.63	$247.50	$261.41	$163.91	$184.83	$214.94	$231.83

2021 Compared to 2019

	Three Months Ended				Full Year	Three Months Ended				Full Year
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	December 31, 2019
Number of hotels	80	80	80	81	81	79	79	79	79	79
Number of rooms	45,349	45,349	45,349	45,572	45,572	45,184	45,184	45,184	45,184	45,184
Pro Forma RevPAR - All Owned Hotels	$68.04	$104.76	$131.11	$148.46	$113.40	$199.89	$212.22	$190.39	$195.73	$199.52
Pro Forma Occupancy - All Owned Hotels	27.2%	43.0%	55.5%	57.2%	45.8%	75.9%	82.2%	80.2%	76.1%	78.6%
Pro Forma ADR - All Owned Hotels	$250.33	$243.82	$236.44	$259.63	$247.50	$263.45	$258.20	$237.27	$257.35	$253.86

Historical Pro Forma Hotel Revenues – Hotels Owned as of December 31, 2021 (1) (2)

2021 Compared to 2020

	Three Months Ended				Full Year	Three Months Ended				Full Year
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020
Total Revenues	$399	$649	$844	$998	$2,890	$1,052	$103	$198	$267	$1,620
Add: Revenues from asset acquisitions	48	44	23	15	130	73	6	29	39	147
Less: Revenues from asset dispositions	(12)	(26)	(36)	(13)	(87)	(54)	(7)	(15)	(13)	(89)
Pro Forma Revenue - All Owned Hotels	**$435**	**$667**	**$831**	**$1,000**	**$2,933**	**$1,071**	**$102**	**$212**	**$293**	**1,678**

2021 Compared to 2019

	Three Months Ended				Full Year	Three Months Ended				Full Year
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	December 31, 2019
Total Revenues	$399	$649	$844	$998	$2,890	$1,390	$1,483	$1,262	$1,334	$5,469
Add: Revenues from asset acquisitions	48	44	23	15	130	104	84	71	82	341
Less: Revenues from asset dispositions	(12)	(26)	(36)	(13)	(87)	(164)	(155)	(118)	(83)	(520)
Pro Forma Revenue - All Owned Hotels	**$435**	**$667**	**$831**	**$1,000**	**$2,933**	**$1,330**	**$1,412**	**$1,215**	**$1,333**	**$5,290**

25

HISTORICAL PRO-FORMA RESULTS

HOST HOTELS & RESORTS

Historical Pro forma Adjusted EBITDA*re* – Hotels Owned as of December 31, 2021 [1] [2]

2021 Compared to 2020

	Three Months Ended				Full Year	Three Months Ended				Full Year
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020
Net income (loss)	$(153)	$(61)	$(120)	$323	$(11)	$(3)	$(356)	$(316)	$(66)	$(741)
Interest expense	42	43	43	63	191	37	40	66	51	194
Depreciation and amortization	165	169	171	165	670	164	168	166	167	665
Income taxes	(46)	(22)	(13)	(10)	(91)	(37)	(46)	(73)	(64)	(220)
EBITDA[3]	8	129	81	541	759	161	(194)	(157)	88	(102)
Gain on dispositions	-	-	-	(303)	(303)	1	(1)	(1)	(148)	(149)
Non-cash impairment expense	-	-	92	-	92	-	-	-	-	-
Equity investment adjustments:										
Equity in (earnings) losses of affiliates	(9)	(25)	(2)	5	(31)	(4)	25	5	4	30
Pro rata EBITDAre of equity investments	6	7	8	4	25	6	(20)	(1)	3	(12)
EBITDA*re*[3]	5	111	179	247	542	164	(190)	(154)	(53)	(233)
Adjustments to EBITDAre:										
Severance expense (reversal) at hotel properties	(2)	(1)	(2)	(5)	(10)	-	1	43	21	65
Adjusted EBITDA*re*[3]	3	110	177	242	532	164	(189)	(111)	(32)	(168)
Add: EBITDA from asset acquisitions	9	18	9	6	42	19	(17)	(6)	4	-
Less: EBITDA from asset dispositions	4	(3)	(6)	(2)	(7)	(8)	8	2	3	5
Pro forma Adjusted EBITDA*re*[3]	$16	$125	$180	$246	$567	$175	$(198)	$(115)	$(25)	$(163)

2021 Compared to 2019

	Three Months Ended				Full Year	Three Months Ended				Full Year
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	December 31, 2019
Net income (loss)	$(153)	$(61)	$(120)	$323	$(11)	$189	$290	$372	$81	$932
Interest expense	42	43	43	63	191	43	43	46	90	222
Depreciation and amortization	165	169	171	165	670	170	166	159	167	662
Income taxes	(46)	(22)	(13)	(10)	(91)	2	16	4	8	30
EBITDA[3]	8	129	81	541	759	404	515	581	346	1,846
Gain on dispositions	-	-	-	(303)	(303)	(2)	(57)	(273)	(2)	(334)
Non-cash impairment expense	-	-	92	-	92	-	-	6	8	14
Equity investment adjustments:										
Equity in (earnings) losses of affiliates	(9)	(25)	(2)	5	(31)	(5)	(4)	(4)	(1)	(14)
Pro rata EBITDAre of equity investments	6	7	8	4	25	9	6	6	4	26
EBITDA*re*[3]	5	111	179	247	542	406	460	316	355	1,538
Adjustments to EBITDAre:										
Severance expense (reversal) at hotel properties	(2)	(1)	(2)	(5)	(10)	-	-	-	-	-
Gain on property insurance settlement	-	-	-	-	-	-	-	(4)	-	(4)
Adjusted EBITDA*re*[3]	3	110	177	242	532	406	460	312	355	1,534
Add: EBITDA from asset acquisitions	9	18	9	6	42	31	22	17	23	93
Less: EBITDA from asset dispositions	4	(3)	(6)	(2)	(7)	(49)	(46)	(32)	(21)	(148)
Pro forma Adjusted EBITDA*re*[3]	$16	$125	$180	$246	$567	$388	$436	$297	$357	$1,479

26

HOST HOTELS & RESORTS

HISTORICAL PRO FORMA RESULTS CONT.

Historical All Owned Hotels Pro Forma EBITDA – Hotels Owned as of December 31, 2021 (1) (2)

2021 Compared to 2020

	Three Months Ended				Full Year	Three Months Ended				Full Year
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020
Net income (loss)	$(153)	$(61)	$(120)	$323	$(11)	$(3)	$(356)	$(316)	$(66)	$(741)
Depreciation and amortization	165	169	263	165	762	164	168	166	167	665
Interest expense	42	43	43	63	191	37	40	66	51	194
Provision (benefit) for income taxes	(46)	(22)	(13)	(10)	(91)	(37)	(46)	(73)	(64)	(220)
Gain on sale of property and corporate level income/expense	15	(3)	19	(271)	(240)	17	34	23	(171)	(97)
Severance expense (reversal) at hotel properties	(2)	(1)	(2)	(5)	(10)	-	1	43	21	65
Pro forma adjustments	13	15	3	4	35	11	(9)	(4)	7	5
All Owned Hotels Pro Forma EBITDA(3)	$34	$140	$193	$269	$636	$189	$(168)	$(95)	$(55)	$(129)

2021 Compared to 2019

	Three Months Ended				Full Year	Three Months Ended				Full Year
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	December 31, 2019
Net income (loss)	$(153)	$(61)	$(120)	$323	$(11)	$189	$290	$372	$81	$932
Depreciation and amortization	165	169	263	165	762	170	166	165	175	676
Interest expense	42	43	43	63	191	43	43	46	90	222
Provision (benefit) for income taxes	(46)	(22)	(13)	(10)	(91)	2	16	4	8	30
Gain on sale of property and corporate level income/expense	15	(3)	19	(271)	(240)	11	(44)	(263)	13	(283)
Severance expense (reversal) at hotel properties	(2)	(1)	(2)	(5)	(10)	-	-	-	-	-
Pro forma adjustments	13	15	3	4	35	(18)	(24)	(15)	2	(55)
All Owned Hotels Pro Forma EBITDA(3)	$34	$140	$193	$269	$636	$397	$447	$309	$369	$1,522

(1) The tables above include pro forma adjustments for eight assets acquired in 2021, six properties sold in 2021, one property sold in 2020, 14 properties sold in 2019 and one property acquired in 2019.

(2) Pro forma results represent adjustments for the following items: (i) to remove the results of operations of our sold hotels, which operations are included in our condensed consolidated statements of operations as continuing operations and (ii) to include the results for periods prior to our ownership for hotels acquired as of December 31, 2021. The AC Hotel Scottsdale North is a new development hotel that opened in January 2021 and The Laura Hotel in Houston re-opened under new management in November 2021. Therefore, no adjustments were made for results of these hotels for periods prior to their openings Results for the hotel sold subsequent to quarter end are included, as it was owned for the entirety of the periods presented.

(3) EBITDA, EBITDA*re*, Adjusted EBITDA*re*, All Owned Hotels Pro Forma EBITDA, and Pro Forma Adjusted EBITDA*re* are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange commission. See the Notes to Supplemental Financial Information for discussion of these non-GAAP measures.

27

Overview Property Level Data Capitalization Financial Covenants NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION

FINANCIAL COVENANTS: CREDIT FACILITY AMENDMENTS

HOST HOTELS & RESORTS

(UNAUDITED, IN MILLIONS, EXCEPT RATIOS)

During the third quarter, we terminated the Credit Facility covenant waiver period prior to its scheduled expiration. We are required to meet the modified phase-in financial covenant thresholds set forth below through the fourth quarter of 2022 and, after that time, will be subject to the original covenant levels in the credit facility prior to amendment:

Maximum Leverage Ratio	8.50x	8.50x	8.00x	8.00x	7.50x	7.25x
	Q4 '21	1Q '22	2Q '22	3Q '22	4Q '22	Beyond

Fixed Charge Coverage Ratio	Minimum 1.25x
Unsecured Interest Coverage Ratio	Minimum 1.75x(1)

The following table sets forth the financial performance tests under our credit facility during the modified phase-in period as well as the ratio achieved at quarter end:

		At December 31, 2021	
Credit Facility Financial Performance Tests Under Amendments	Permitted	GAAP Ratio(2)	Covenant Ratio(3)
Leverage Ratio	Maximum 8.50x	12.0x	4.7x
Unsecured Interest Coverage Ratio	Minimum 1.75x	2.1x	6.4x
Consolidated Fixed Charge Coverage Ratio	Minimum 1.25x	2.1x	5.8x

(1) If the leverage ratio is greater than 7.0x then the unsecured interest coverage ratio minimum becomes 1.50x.
(2) The GAAP ratio is not relevant for the purpose of the financial covenants.
(3) Per the terms of the credit facility amendments, during the modified phase-in period, the leverage ratio, unsecured interest coverage ratio, and fixed charge coverage ratio are calculated by using the annualized EBITDA results for periods following the exit of the waiver period. See the following pages for a reconciliation of the equivalent GAAP measure. The foregoing reflects certain terms of the amended credit facility agreement, but does not purport to be a complete description of the terms of the amendments and such description is qualified in its entirety by reference to the amendments, copies of which are filed with the SEC.

29

financial Covenants: Credit Facility and Senior Notes Financial Performance Tests (unaudited, in millions, except ratios) At December 31, 2021 Credit Facility Financial Performance Tests Permitted GAAP Ratio Covenant Ratio Leverage Ratio Maximum 7.25x (444.6x) 7.18x Unsecured Interest Coverage Ratio Minimum 1.5x(1) (0.1x) 4.4x Consolidated Fixed Charge Coverage Ratio Minimum 1.25x (0.1x) 3.6x At December 31, 2021 Bond Compliance Financial Performance Tests Permitted GAAP Ratio Covenant Ratio Indebtedness Test Maximum 65% 40% 24% Secured Indebtedness Test Maximum 40% 1% 1% EBITDA-to-interest Coverage ratio Minimum 1.5x (0.1x) 3.8x Ratio of Unencumbered Assets to Unsecured Indebtedness Minimum 150% 253% 426% Covenant ratios are calculated using Host’s credit facility and senior notes definitions. The credit facility performance tests are for informational purposes only, as they are calculated using the trailing twelve months results, which calculations are not currently in effect under the amendments to the credit facility. See the subsequent pages for a reconciliation of the equivalent GAAP measure. The GAAP ratio is not relevant for the purpose of the financial covenants. The following tables present the financial performance tests for our credit facility and senior notes: If the leverage ratio is less than 7.0x then the unsecured interest coverage ratio minimum becomes 1.75x.

FINANCIAL COVENANTS: RECONCILIATION OF GAAP LEVERAGE RATIO TO CREDIT FACILITY LEVERAGE RATIO

(UNAUDITED, IN MILLIONS, EXCEPT RATIOS)

HOST HOTELS & RESORTS

The following table presents the calculation of our leverage ratio using GAAP measures:

	GAAP Leverage Ratio	
	Year ended December 31, 2021	Annualized Q3 & Q4, 2021
Debt	$4,891	$4,891
Net income (loss)	(11)	406
GAAP Leverage Ratio	**(444.6x)**	**12.0x**

The following table presents the calculation of our leverage ratio as used in the financial covenants of the credit facility:

	Leverage Ratio per Credit Facility	
	Year ended December 31, 2021	Annualized Q3 & Q4, 2021
Net debt [(1)]	$4,186	$4,186
Adjusted Credit Facility EBITDA [(2)]	583	890
Leverage Ratio	**7.18x**	**4.7x**

(1) The following presents the reconciliation of debt to net debt per our credit facility definition:

	December 31, 2021
Debt	$4,891
Less: Unrestricted cash over $100 million	(705)
Net debt per credit facility definition	**$4,186**

(2) The following presents the reconciliation of net income (loss) to EBITDA, EBITDA*re*, Adjusted EBITDA*re* and Adjusted EBITDA per our credit facility definition in determining leverage ratio:

	Year ended December 31, 2021	Annualized Q3 & Q4, 2021
Net income (loss)	($11)	$406
Interest expense	191	212
Depreciation and amortization	670	672
Income taxes	(91)	(46)
EBITDA	**759**	**1,244**
Gain on dispositions	(303)	(606)
Non-cash impairment expense	92	184
Equity in (earnings) losses of affiliates	(31)	6
Pro rata EBITDA*re* of equity investments	25	24
EBITDA*re*	**542**	**852**
Severance (Reversal) at hotel properties	(10)	(14)
Adjusted EBITDA*re*	**532**	**838**
Less: (Severance) Reversal	10	14
Pro forma EBITDA – Acquisitions	42	29
Pro forma EBITDA - Dispositions	(6)	(14)
Restricted stock expense and other non-cash items	15	16
Non-cash partnership adjustments	(10)	7
Adjusted Credit Facility EBITDA	**$583**	**$890**

31

FINANCIAL COVENANTS: RECONCILIATION OF GAAP INTEREST COVERAGE RATIO TO CREDIT FACILITY UNSECURED INTEREST COVERAGE RATIO

HOST HOTELS & RESORTS

(UNAUDITED, IN MILLIONS, EXCEPT RATIOS)

The following tables present the calculation of our unsecured interest coverage ratio using GAAP measures and as used in the financial covenants of the credit facility:

	GAAP Interest Coverage Ratio	
	Year ended December 31, 2021	Annualized Q3 & Q4, 2021
Net income (loss)	($11)	$406
Interest Expense	191	191
GAAP Interest Coverage Ratio	**(0.1x)**	**2.1x**

	Unsecured Interest Coverage per Credit Facility Ratio	
	Year ended December 31, 2021	Annualized Q3 & Q4, 2021
Unencumbered consolidated EBITDA per credit facility definition (1)	$657	$957
Adjusted Credit Facility unsecured interest expense (2)	150	150
Unsecured Interest Coverage Ratio	**4.4x**	**6.4x**

(1) The following reconciles Adjusted Credit Facility EBITDA to Unencumbered Consolidated EBITDA per our credit facility definition. See Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio for calculation and reconciliation of net income to Adjusted Credit Facility EBITDA:

	Year ended December 31, 2021	Annualized Q3 & Q4, 2021
Adjusted Credit Facility EBITDA	$583	$890
Less: Encumbered EBITDA	($9)	($15)
Corporate overhead	85	83
Interest income	(2)	(1)
Unencumbered Consolidated EBITDA per credit facility definition	**$657**	**$957**

(2) The following reconciles GAAP interest expense to unsecured interest expense per our credit facility definition:

	Year ended December 31, 2021
GAAP Interest expense	$191
Debt extinguishment costs	(23)
Deferred financing cost amortization	(8)
Capitalized interest	4
Pro forma interest adjustments	(14)
Adjusted Credit Facility Unsecured Interest Expense	**$150**

32

FINANCIAL COVENANTS: RECONCILIATION OF GAAP INTEREST COVERAGE RATIO TO CREDIT FACILITY FIXED CHARGE COVERAGE RATIO

HOST HOTELS & RESORTS

(UNAUDITED, IN MILLIONS, EXCEPT RATIOS)

The following tables present the calculation of our GAAP Interest coverage ratio and our fixed charge coverage ratio as used in the financial covenants of the credit facility:

GAAP Fixed Charge Coverage Ratio	Year ended December 31, 2021	Annualized Q3 & Q4, 2021
Net income (loss)	($11)	$406
Interest expense	191	191
GAAP Fixed Charge Coverage Ratio	**(0.1x)**	**2.1x**

Credit Facility Fixed Charge Coverage Ratio	Year ended December 31, 2021	Annualized Q3 & Q4, 2021
Credit Facility Fixed Charge Coverage Ratio EBITDA (1)	$437	$708
Fixed charges (2)	122	122
Credit Facility Fixed Charge Coverage Ratio	**3.6x**	**5.8x**

(1) The following reconciles Adjusted Credit Facility EBITDA to Credit Facility Fixed Charge Coverage Ratio EBITDA. See Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio for calculation and reconciliation of Adjusted Credit Facility EBITDA:

	Year ended December 31, 2021	Annualized Q3 & Q4, 2021
Adjusted Credit Facility EBITDA	$583	$890
Less: 5% of hotel property gross revenue	(145)	(181)
Less: 3% of revenues from other real estate	(1)	(1)
Credit Facility Fixed Charge Coverage Ratio EBITDA	**$437**	**$708**

(2) The following table calculates the fixed charges per our credit facility definition. See Reconciliation of GAAP Interest Coverage Ratio to Credit Facility Unsecured Interest Coverage Ratio for reconciliation of GAAP interest expense to adjusted unsecured interest expense per our credit facility definition:

	Year ended December 31, 2021
Adjusted Credit Facility Unsecured Interest Expense	$150
Pro forma interest adjustments for secured debt	4
Adjusted Credit Facility Interest Expense	**$154**
Scheduled principal payments	2
Cash tax refund on ordinary income	(34)
Fixed Charges	**$122**

33

December 31, 2021 Total assets $12,352 Add: Accumulated depreciation 8,683 Add: Prior impairment of assets held 217 Add: Current impairment of assets held 92 Add: Prior year inventory impairment at unconsolidated investment 14 Less: Intangibles (10) Less: Right-of-use assets (551) Adjusted Total Assets per Senior Notes Indenture $20,797 Financial Covenants: Reconciliation of GAAP Indebtedness Test to Senior Notes Indenture Indebtedness Test (unaudited, in millions, except ratios) The following tables present the calculation of our total indebtedness to total assets using GAAP measures and as used in the financial covenants of our senior notes indenture: (2) The following presents the reconciliation of total assets to adjusted total assets per the financial covenants of our senior notes indenture definition: (1) The following reconciles our GAAP total indebtedness to our total indebtedness per our senior notes indenture: GAAP Total Indebtedness to Total Assets December 31, 2021 Debt $4,891 Total assets 12,352 GAAP Total Indebtedness to Total Assets 40% Total Indebtedness to Total Assets per Senior Notes Indenture December 31, 2021 Adjusted indebtedness (1) $4,919 Adjusted total assets (2) 20,797 Total Indebtedness to Total Assets 24% December 31, 2021 Debt $4,891 Add: Deferred financing costs 31 Less: Mark-to-market on assumed mortgage (3) Adjusted Indebtedness per Senior Notes Indenture $4,919

Financial Covenants: Reconciliation of GAAP Secured Indebtedness Test to Senior Notes Indenture Secured Indebtedness Test (unaudited, in millions, except ratios) The following table presents the calculation of our secured indebtedness using GAAP measures and as used in the financial covenants of our senior notes indenture: (2) See Reconciliation of GAAP Indebtedness Test to Senior Notes Indenture Indebtedness Test for reconciliation of GAAP Total Assets to Adjusted Total Assets per our senior notes indenture. (1) The following presents the reconciliation of mortgage debt to secured indebtedness per the financial covenants of our senior notes indenture definition: GAAP Secured Indebtedness December 31, 2021 Mortgage and other secured debt $109 Total assets 12,352 GAAP Secured Indebtedness to Total Assets 1% Secured Indebtedness per Senior Notes Indenture December 31, 2021 Secured indebtedness (1) $107 Adjusted total assets (2) 20,797 Secured Indebtedness to Total Assets 1% December 31, 2021 Mortgage and other secured debt $109 Add: Deferred financing costs on secured debt 1 Less: Mark to market on assumed mortgage (3) Secured Indebtedness $107

Financial Covenants: Reconciliation of GAAP Interest Coverage Ratio to Senior Notes Indenture EBITDA-to-Interest Coverage Ratio (unaudited, in millions, except ratios) The following tables present the calculation of our interest coverage ratio using our GAAP measures and as used in the financial covenants of the senior notes indenture: (1) See Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio for the calculation of Adjusted Credit Facility EBITDA and reconciliation to net income. (2) See Reconciliation of GAAP Interest Coverage Ratio to Credit Facility Fixed Charge Coverage Ratio for the calculation of Adjusted Credit Facility interest expense and reconciliation to GAAP interest expense. GAAP Interest Coverage Ratio Year ended December 31, 2021 Net loss ($11) Interest expense 191 GAAP Interest Coverage Ratio (0.1x) EBITDA to Interest Coverage Ratio Year ended December 31, 2021 Adjusted Credit Facility EBITDA (1) $583 Non-controlling interest adjustment 1 Adjusted Senior Notes EBITDA $584 Adjusted Credit Facility interest expense (2) 154 Plus: Premium amortization on assumed mortgage 1 Adjusted Senior Notes Interest Expense $155 EBITDA to Interest Coverage Ratio 3.8x

Financial Covenants: Reconciliation of GAAP Assets to Indebtedness Test to Senior Notes Unencumbered Assets to Unsecured Indebtedness Test (unaudited, in millions, except ratios) The following tables present the calculation of our total assets to total debt using GAAP measures and unencumbered assets to unsecured debt as used in the financial covenants of our senior notes indenture: (1) The following presents the reconciliation of adjusted total assets to unencumbered assets per the financial covenants of our senior notes indenture definition: GAAP Assets / Debt December 31, 2021 Total assets $12,352 Total debt 4,891 GAAP Total Assets / Total Debt 253% December 31, 2021 Adjusted total assets (a) $20,797 Less: Partnership adjustments (42) Less: Prior year inventory impairment at unconsolidated investment (14) Less: Encumbered Assets (249) Unencumbered Assets $20,492 Unencumbered Assets / Unsecured Debt per Senior Notes Indenture December 31, 2021 Unencumbered Assets (1) $20,492 Unsecured Debt (2) 4,812 Unencumbered Assets / Unsecured Debt 426% (a) See reconciliation of GAAP Indebtedness Test to Senior Notes Indenture Indebtedness Test for reconciliation of GAAP Total Assets to Adjusted Total Assets per our senior notes indenture. (2) The following presents the reconciliation of total debt to unsecured debt per the financial covenants of our senior notes indenture definition: December 31, 2021 Total debt 4,891 Deferred financing costs 31 Less: Mark to market on assumed mortgage (3) Less: Secured indebtedness (b) (107) Unsecured Debt 4,812 (b) See reconciliation of GAAP Secured Indebtedness Test to Senior Notes Indenture Secured Indebtedness Test for the reconciliation of mortgage and other secured debt to senior notes secured indebtedness.

Overview Property level data capitalization Covid-19 data NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION

All Owned Hotel Pro Forma Operating Statistics and Results To facilitate a quarter-to-quarter comparison of our operations, we typically present certain operating statistics (i.e., Total RevPAR, RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, hotel EBITDA and associated margins) for the periods included in this presentation on a comparable hotel basis in order to enable our investors to better evaluate our operating performance (discussed in “Hotel Property Level Operating Results” below). However, due to the COVID-19 pandemic and its effects on operations, there is little comparability between periods. For this reason, we temporarily are suspending our comparable hotel presentation and instead present hotel operating results for all consolidated hotels and, to facilitate comparisons between periods, we are presenting results on a pro forma basis, including the following adjustments: (1) operating results are presented for all consolidated hotels owned as of December 31, 2021, but do not include the results of operations for properties sold through the reporting date; and (2) operating results for acquisitions as of December 31, 2021 are reflected for full calendar years, to include results for periods prior to our ownership. For these hotels, since the year-over-year comparison includes periods prior to our ownership, the changes will not necessarily correspond to changes in our actual results. Non-GAAP financial measures Included in this supplemental information are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) EBITDA, (ii) EBITDAre and Adjusted EBITDAre, (iii) NOI, (iv) All Owned Hotel Pro Forma Operating Statistics and Results, (v) Credit Facility Financial Performance Tests, and (vi) Senior Notes Financial Performance Tests. The following discussion defines these measures and presents why we believe they are useful supplemental measures of our performance. EBITDA and NOI Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (“EBITDA”) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other lodging REITs, hotel owners that are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and EBITDA multiples (calculated as sales price divided by EBITDA) as one measure in determining the value of acquisitions and dispositions and, like Funds From Operations (“FFO”) and Adjusted FFO per diluted share, it is widely used by management in the annual budget process and for our compensation programs. Management also uses NOI when calculating capitalization rates (“Cap Rates”) to evaluate acquisitions and dispositions. For a specific hotel, NOI is calculated as the hotel or entity level EBITDA less an estimate for the annual contractual reserve requirements for renewal and replacement expenditures. Cap Rates are calculated as NOI divided by sales price. Management believes using Cap Rates allows for a consistent valuation method in comparing the purchase or sale value of properties. Notes to supplemental financial information

Non-GAAP financial measures (continued) EBITDAre and Adjusted EBITDAre We present EBITDAre in accordance with NAREIT guidelines, as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate,” to provide an additional performance measure to facilitate the evaluation and comparison of the Company’s results with other REITs. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment expense of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates. We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s understanding of our operating performance. Adjusted EBITDAre also is similar to the measure used to calculate certain credit ratios for our credit facility and senior notes. We adjust EBITDAre for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDAre: Property Insurance Gains – We exclude the effect of property insurance gains reflected in our consolidated statements of operations because we believe that including them in Adjusted EBITDAre is not consistent with reflecting the ongoing performance of our assets. In addition, property insurance gains could be less important to investors given that the depreciated asset book value written off in connection with the calculation of the property insurance gain often does not reflect the market value of real estate assets. Acquisition Costs – Under GAAP, costs associated with completed property acquisitions that are considered business combinations are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company. Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance. Severance Expense – In certain circumstances, we will add back hotel-level severance expenses when we do not believe that such expenses are reflective of the ongoing operation of our properties. Situations that would result in a severance add-back include, but are not limited to, (i) costs incurred as part of a broad-based reconfiguration of the operating model with the specific hotel operator for a portfolio of hotels and (ii) costs incurred at a specific hotel due to a broad-based and significant reconfiguration of a hotel and/or its workforce. We do not add back corporate-level severance costs or severance costs at an individual hotel that we consider to be incurred in the normal course of business. In unusual circumstances, we also may adjust EBITDAre for gains or losses that management believes are not representative of the Company’s current operating performance. The last adjustment of this nature was a 2013 exclusion of a gain from an eminent domain claim. Notes to supplemental financial information

Non-GAAP financial measures (continued) Limitations on the Use of EBITDA, EBITDAre, Adjusted EBITDAre and NOI EBITDA, EBITDAre, Adjusted EBITDAre, and NOI, as presented, may not be comparable to measures calculated by other companies. We calculate EBITDAre in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies that do not use the NAREIT definition of EBITDAre. In addition, although EBITDAre is a useful measure when comparing our results to other REITs, they may not be helpful to investors when comparing us to non-REITs. We also calculate Adjusted EBITDAre, which is not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs or by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures, with the exception of NOI), interest expense (for EBITDA, EBITDAre, Adjusted EBITDAre and NOI purposes only) severance expense related to significant property-level reconfiguration and other items have been, and will be, made and are not reflected in the EBITDA, EBITDAre, Adjusted EBITDAre, and NOI presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations and consolidated statements of cash flows in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, EBITDA, EBITDAre, Adjusted EBITDAre and NOI should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. Similarly, EBITDAre and Adjusted EBITDAre, include adjustments for the pro rata share of our equity investments. Our equity investments consist of interests ranging from 11% to 67% in seven domestic and international partnerships that own a total of 10 properties and a vacation ownership development. Due to the voting rights of the outside owners, we do not control and, therefore, do not consolidate these entities. The non-controlling partners in consolidated partnerships primarily consist of the approximate 1% interest in Host LP held by outside partners, and a 15% interest held by outside partners in a partnership owning one hotel for which we do control the entity and, therefore, consolidate its operations. These pro rata results for EBITDAre and Adjusted EBITDAre were calculated as set forth in the definitions above. Readers should be cautioned that the pro rata results presented in these measures for equity investments may not accurately depict the legal and economic implications of our investments in these entities. Notes to supplemental financial information

Non-GAAP financial measures (continued) Hotel Property Level Operating Results We present certain operating results for our hotels, such as hotel revenues, expenses, food and beverage profit, and EBITDA (and the related margins), on a hotel-level pro forma basis as supplemental information for our investors. Our hotel results reflect the operating results of our hotels as discussed in “All Owned Hotel Pro Forma Operating Statistics and Results” above. We present all owned hotel pro forma EBITDA to help us and our investors evaluate the ongoing operating performance of our hotels after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization expense). Corporate-level costs and expenses also are removed to arrive at property-level results. We believe these property-level results provide investors with supplemental information about the ongoing operating performance of our hotels. All owned hotel pro forma results are presented both by location and for the Company’s properties in the aggregate. We eliminate from our hotel level operating results severance costs related to broad-based and significant property-level reconfiguration that is not considered to be within the normal course of business, as we believe this elimination provides useful supplemental information that is beneficial to an investor’s understanding of our ongoing operating performance. We also eliminate depreciation and amortization expense because, even though depreciation and amortization expense are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values historically have risen or fallen with market conditions, many real estate industry investors have considered presentation of historical cost accounting for operating results to be insufficient. Because of the elimination of corporate-level costs and expenses, gains or losses on disposition, certain severance expenses and depreciation and amortization expense, the hotel operating results we present do not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance. While management believes that presentation of all owned hotel results is a supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of our hotels, as these decisions are based on data for individual hotels and are not based on all owned hotel results in the aggregate. For these reasons, we believe all owned hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management. Notes to supplemental financial information

Non-GAAP financial measures (continued) Credit Facility – Leverage, Unsecured Interest Coverage and Consolidated Fixed Charge Coverage Ratios Host’s credit facility contains certain financial covenants, including allowable leverage, unsecured interest coverage and fixed charge ratios, which are determined using EBITDA as calculated under the terms of our credit facility (“Adjusted Credit Facility EBITDA”). The leverage ratio is defined as net debt plus preferred equity to Adjusted Credit Facility EBITDA. The unsecured interest coverage ratio is defined as unencumbered Adjusted Credit Facility EBITDA to unsecured consolidated interest expense. The fixed charge coverage ratio is defined as Adjusted Credit Facility EBITDA divided by fixed charges, which include interest expense, required debt amortization payments, cash taxes and preferred stock payments. These calculations are based on pro forma results for the prior four fiscal quarters, except as noted under the amendments, giving effect to transactions such as acquisitions, dispositions and financings as if they occurred at the beginning of the period. The credit facility also incorporates by reference the ratio of unencumbered assets to unsecured indebtedness test from our senior notes indentures, calculated in the same manner, and the covenant is discussed below with the senior notes covenants. Additionally, total debt used in the calculation of our leverage ratio is based on a “net debt” concept, under which cash and cash equivalents in excess of $100 million are deducted from our total debt balance. Management believes these financial ratios provide useful information to investors regarding our compliance with the covenants in our credit facility and our ability to access the capital markets, in particular debt financing. Senior Notes Indenture – Indebtedness Test, Secured Indebtedness to Total Assets Test, EBITDA-to-Interest Coverage Ratio and Ratio of Unencumbered Assets to Unsecured Indebtedness Host’s senior notes indentures contains certain financial covenants, including allowable indebtedness, secured indebtedness to total assets, EBITDA-to-interest coverage and unencumbered assets to unsecured indebtedness. The indebtedness test is defined as adjusted indebtedness, which includes total debt adjusted for deferred financing costs, divided by adjusted total assets, which includes undepreciated real estate book values (“Adjusted Total Assets”). The secured indebtedness to total assets is defined as secured indebtedness, which includes mortgage debt and finance leases, divided by Adjusted Total Assets. The EBITDA-to-interest coverage ratio is defined as EBITDA as calculated under our senior notes indenture (“Adjusted Senior Notes EBITDA”) to interest expense as defined by our senior notes indenture. The ratio of unencumbered assets to unsecured indebtedness is defined as unencumbered adjusted assets, which includes Adjusted Total Assets less encumbered assets, divided by unsecured debt, which includes the aggregate principal amount of outstanding unsecured indebtedness plus contingent obligations. Under the terms of the senior notes indentures, interest expense excludes items such as the gains and losses on the extinguishment of debt, deferred financing charges related to the senior notes or the credit facility, amortization of debt premiums or discounts that were recorded at issuance of a loan to establish its fair value and non-cash interest expense, all of which are included in interest expense on our consolidated statement of operations. As with the credit facility covenants, management believes these financial ratios provide useful information to investors regarding our compliance with the covenants in our senior notes indentures and our ability to access the capital markets, in particular debt financing. Notes to supplemental financial information

Non-GAAP financial measures (continued) Limitations on Credit Facility and Senior Notes Credit Ratios These metrics are useful in evaluating the Company’s compliance with the covenants contained in its credit facility and senior notes indentures. However, because of the various adjustments taken to the ratio components as a result of negotiations with the Company’s lenders and noteholders they should not be considered as an alternative to the same ratios determined in accordance with GAAP. For instance, interest expense as calculated under the credit facility and senior notes indenture excludes the items noted above such as deferred financing charges and amortization of debt premiums or discounts, all of which are included in interest expense on our consolidated statement of operations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of performance. In addition, because the credit facility and indenture ratio components are also based on pro forma results for the prior four fiscal quarters, giving effect to transactions such as acquisitions, dispositions and financings as if they occurred at the beginning of the period, they are not reflective of actual performance over the same period calculated in accordance with GAAP. Notes to supplemental financial information